                                                                     EXHIBIT 4.3

================================================================================

                         HOUSEHOLD FINANCE CORPORATION,
                               as Master Servicer,

                     HOUSEHOLD AUTOMOTIVE TRUST __________,
                                   as Issuer,

                     HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                   as Seller,

                          [NAME OF INDEBTURE TRUSTEE],
                              as Indenture Trustee,

                            [NAME OF OWNER TRUSTEE],
                                as Owner Trustee

                                       and

                          [[NAME OF DELAWARE TRUSTEE],
                              as Delaware Trustee]

================================================================================

                                SERIES SUPPLEMENT

                           Dated as of _______________
                                     to the

                                    INDENTURE

                           Dated as of _______________

                       MASTER SALE AND SERVICING AGREEMENT

                           Dated as of _______________

                                   and to the

                     [AMENDED AND RESTATED] TRUST AGREEMENT

                        Dated as of _______________, 2002

================================================================================

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                                TABLE OF CONTENTS

                                                                                               PAGE
ARTICLE I CREATION OF THE NOTES...................................................................1

   SECTION 1.01. DESIGNATION......................................................................1
   SECTION 1.02. PLEDGE OF SERIES TRUST ESTATE....................................................1
   SECTION 1.03. PAYMENTS AND COMPUTATIONS........................................................3
   SECTION 1.04. DENOMINATIONS....................................................................3

ARTICLE II DEFINITIONS............................................................................3

   SECTION 2.01. DEFINITIONS......................................................................3

ARTICLE III DISTRIBUTIONS AND STATEMENTS TO NOTEHOLDERS; SERIES SPECIFIC COVENANTS...............11

   SECTION 3.01. TRUST ACCOUNTS..................................................................11
   SECTION 3.02. RESERVE ACCOUNT.................................................................12
   SECTION 3.03. DISTRIBUTIONS...................................................................12
   SECTION 3.04. STATEMENTS TO NOTEHOLDERS.......................................................15
   SECTION 3.05. REPORTING REQUIREMENTS..........................................................16
   SECTION 3.06. COMPLIANCE WITH WITHHOLDING REQUIREMENTS........................................16
   SECTION 3.07. SPECIAL COVENANTS AND ACKNOWLEDGEMENTS..........................................17
   SECTION 3.08. TAX CHARACTERIZATION............................................................17

ARTICLE IV EVENTS OF DEFAULT; REMEDIES...........................................................17

   SECTION 4.01. EVENTS OF DEFAULT...............................................................17
   SECTION 4.02. RIGHTS UPON EVENT OF DEFAULT....................................................18
   SECTION 4.03. REMEDIES........................................................................19
   SECTION 4.04. PRIORITIES......................................................................20

ARTICLE V PREPAYMENT AND REDEMPTION..............................................................21

   SECTION 5.01. OPTIONAL "CLEAN-UP" REDEMPTION..................................................21

ARTICLE VI MISCELLANEOUS.........................................................................22

   SECTION 6.01. RATIFICATION OF BASIC DOCUMENTS.................................................22
   SECTION 6.02. COUNTERPARTS....................................................................22
   SECTION 6.03. GOVERNING LAW...................................................................22
   SECTION 6.04. AMENDMENTS WITHOUT CONSENT OF NOTEHOLDERS.......................................22
   SECTION 6.05. AMENDMENTS WITH CONSENT OF THE NOTEHOLDERS......................................23
   SECTION 6.06. AUTHORITY TO REGISTER NOTES AND FILE REPORTS....................................25
   SECTION 6.07. AUTHORITY TO PERFORM DUTIES OF THE ISSUER.......................................25
   SECTION 6.08. NOTICES.........................................................................26
   SECTION 6.09. THIRD-PARTY BENEFICIARY.........................................................26

Schedule I     Schedule of Eligibility Criteria
Schedule II-A  Schedule of Receivables (New)
Schedule II-B  Schedule of Receivables (Warehouse Trust)
Exhibit A      Form of Master Servicer's Certificate
Exhibit B      Forms of Notes
Exhibit C      Form of Investor Certification

          This Series Supplement, dated as of _______________, is by and among Household Finance Corporation, a Delaware corporation, as Master Servicer (the "MASTER SERVICER"), Household Automotive Trust __________, a Delaware business trust, as Issuer (the "ISSUER" or the "TRUST"), Household Auto Receivables Corporation, a Nevada corporation, as Seller (the "SELLER"), [NAME OF INDENTURE TRUSTEE], a ____________________, as trustee for the Noteholders (the "INDENTURE TRUSTEE"), [NAME OF OWNER TRUSTEE], a ____________________, as owner trustee (the "OWNER TRUSTEE") for the Certificateholders[, and [NAME OF DELAWARE TRUSTEE], a ____________________ with its principal place of business in Delaware, as Delaware trustee (the "DELAWARE Trustee")].

                                    RECITALS

          This Series Supplement is executed and delivered by the parties hereto pursuant to Section 9.3 of the Indenture (the "INDENTURE") dated as of _______________ between the Issuer and the Indenture Trustee and pursuant to
Section 3.2 of the [Amended and Restated ]Trust Agreement (the "TRUST AGREEMENT") dated as of _______________ among the Seller, the Owner Trustee[ and the Delaware Trustee]. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Trust Agreement, the terms and provisions of this Series Supplement shall govern.

                                    ARTICLE I
                              CREATION OF THE NOTES

          SECTION 1.01.   DESIGNATION.

          (a) There is hereby created a series of Notes, substantially in the form of EXHIBIT B hereto, to be issued pursuant to the Indenture and this Series Supplement to be known as "Household Automotive Trust __________, Series __________ Notes" (as used herein, the "NOTES"). The Notes shall be issued in [four ]classes (each, a "CLASS"): [Class A-1 Notes in an aggregate initial principal amount of $_______________ (the "CLASS A-1 NOTES"), Class A-2 Notes in an aggregate initial principal amount of $_______________ (the "CLASS A-2 NOTES"), Class A-3 Notes in an aggregate initial principal amount of $_______________ (the "CLASS A-3 NOTES"), and Class A-4 Notes in an aggregate initial principal amount of $_______________ (the "CLASS A-4 NOTES" and together with Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "CLASS A NOTES")].

          (b) There is hereby created a series of Certificates to be issued pursuant to the Trust Agreement and this Series Supplement to be known as the "Household Automotive Trust __________, Series __________ Certificates" (as used herein, the "CERTIFICATES").

          SECTION 1.02.   PLEDGE OF SERIES TRUST ESTATE.

          The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Secured Parties, all of the Issuer's right, title and interest (but none of its obligations) in and to all personal property, whether now owned or hereafter acquired and whether accounts, chattel paper, claims and causes of action, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, minerals before extraction or constituting other personal property of any nature whatsoever, including, without limitation: (a) each and every Receivable listed as a Receivable on the Schedule of Receivables attached hereto as Schedule II-A and Schedule II-B and all monies paid or payable thereon or in respect thereof after the Cutoff Date (including amounts due on or before the Cutoff Date but received by HAFC or any Affiliate of HAFC that is the seller under a Master Receivables Purchase Agreement, HFC, the Seller, the Master Servicer or the Issuer after the Cutoff
Date); (b) all security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Issuer in the related Financed Vehicles; (c) all rights of HAFC or any Affiliate of HAFC that is the seller under a Master Receivables Purchase Agreement against Dealers pursuant to Dealer Agreements or Dealer Assignments related to such Receivables;
(d) any proceeds and the right to receive proceeds with respect to such Receivables repurchased by a Dealer pursuant to a Dealer Agreement; (e) all rights under any Service Contracts on the related Financed Vehicles; (f) any proceeds and the right to receive proceeds with respect to such Receivables from claims under any physical damage, loss, credit life or disability insurance policies covering the related Financed Vehicles or Obligors, including rebates of insurance premiums relating to such Receivables; (g) all funds on deposit from time to time in the Trust Accounts (including all investments and proceeds thereof); (h) all rights of the Seller in and to the Master Receivables Purchase Agreements and related Receivables Purchase Agreement Supplements, including all delivery requirements and representations and warranties and the cure and repurchase obligations of HAFC or any Affiliate of HAFC that is the seller under a Master Receivables Purchase Agreement or HFC, as applicable, under the Master Receivables Purchase Agreements and such Receivables Purchase Agreement Supplements; (i) all property (including the right to receive future Net Liquidation Proceeds) that secures such Receivables and that has been, or at any time is, acquired by or on behalf of the Issuer pursuant to liquidation of such Receivables; (j) all items contained in the Receivable Files with respect to such Receivables and any and all other documents that the Master Servicer, HAFC or any Affiliate of HAFC that is the seller under a Master Receivables Purchase Agreement keeps on file in accordance with its customary procedures relating to such Receivables, the related Financed Vehicles or Obligors; (k) all rights of the Issuer in and to the Master Sale and Servicing Agreement and the Transfer Agreement or Transfer Agreements (including all rights of the Seller under the Master Receivables Purchase Agreements and related Receivables Purchase Agreement Supplements assigned to the Issuer pursuant to the Master Sale and Servicing Agreement and the related Transfer Agreement or Transfer Agreements);
(l) one share of the Class SV Preferred Stock of the Seller together with the exclusive right to vote such share; and (m) all present and future (i) claims, demands, causes and choses in action in respect of any or all of the foregoing, and (ii) payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing, including all proceeds of the conversion thereof, whether voluntary or involuntary, into cash or other liquid property, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, investment property, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "SERIES TRUST ESTATE").

          The foregoing Grant is made in trust to the Indenture Trustee for the benefit of the Secured Parties. The Indenture Trustee hereby acknowledges such Grant, accepts the trust under the Indenture and this Series Supplement in accordance with the provisions of the Indenture and

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this Series Supplement and agrees to perform its duties required in the
Indenture and in this Series Supplement in accordance with the provisions hereof and of the Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests, may be adequately and effectively protected.

          SECTION 1.03.   PAYMENTS AND COMPUTATIONS.

          All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds. Notwithstanding the foregoing, any amounts required to be paid by the Indenture Trustee hereunder shall be paid in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due, in immediately available funds.

          SECTION 1.04.   DENOMINATIONS.

          The Notes of each Class shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Note of each Class may be issued in a denomination other than an integral multiple of $1,000.

                                   ARTICLE II
                                   DEFINITIONS

          SECTION 2.01.   DEFINITIONS.

          (a) Whenever used in this Series Supplement and when used in the Related Documents, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series Supplement, terms defined in the Basic Documents are used herein as therein defined. References to sections, unless otherwise indicated, are to sections of this Series Supplement. References to any Basic Document, or to any other agreement, document or other record defined herein, shall mean such Basic Document or other record as from time to time amended or supplemented.

          "Aggregate Note Principal Balance" means, (i) with respect to all of the Notes, as of any date, the aggregate outstanding principal amount of all of the Notes on such date and (ii) with respect to any Class of the Notes, as of any date, the aggregate outstanding principal amount of all of the Notes of such Class on such date.

          "Aggregate Optimal Note Principal Balance" means, with respect to any Distribution Date, the product of (x) ______% and (y) the Pool Balance as of the close of business on the last day of the prior Collection Period.

          "Available Funds" means, with respect to any Distribution Date and the related Collection Period, the sum of (i) the Collected Funds for such Collection Period, (ii) investment earnings realized on the Collection Account and the Reserve Account during such Collection

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Period, (iii) all Repurchase Amounts deposited in the Collection Account during such Collection Period and (iv) all proceeds of any liquidation, in whole or in part, of the assets of the Trust.

          "Basic Documents" means this Series Supplement, the Master Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, [the Insurance Agreement, ]the Indemnification Agreement, the Indenture, the Master Receivables Purchase Agreements, each Transfer Agreement related to the Owner Trust Estate and all other documents and certificates delivered therewith or pursuant thereto in connection with the Notes or the Certificates.

          "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Illinois or New York are authorized or obligated by law to be closed.

          "Certificate of Trust" shall mean the Certificate of Trust filed for the Trust.

          "Certificateholders" means the holders of the Certificates.

          "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of: (i) the excess of (a) the related Class A Interest Distributable Amount for the preceding Distribution Date, over (b) the amount actually paid as interest to the Class A Noteholders on such preceding Distribution Date[ (under the Indenture or the Note Policy)], PLUS (ii) interest on such excess, to the extent permitted by law, at a rate per annum equal to the related Note Rate with respect to the Class A Notes from such preceding Distribution Date to but excluding the current Distribution Date.

          "Class A Interest Distributable Amount" means, with respect to any Distribution Date and each class of Class A Notes, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class A Notes at the related Note Rate from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date PLUS (ii) the related Class A Interest Carryover Shortfall for the current Distribution Date.

          "Class A Noteholders" means the Holders of the Class A Notes.

          "Class A Additional Principal Distributable Amount" means, with respect to a Distribution Date, the positive excess, if any, of (i) the Aggregate Note Principal Balance after giving effect to distribution of the Class A Minimum Principal Distributable Amount on such Distribution Date pursuant to Section 3.03(a)(v) over (ii) the Aggregate Optimal Note Principal Balance for such Distribution Date.

          "Class A Minimum Principal Distributable Amount" means, with respect to any Distribution Date, the greatest of (i) the lesser of (A) the Optimal Principal Distributable Amount for such Distribution Date, (B) the excess of the aggregate of the Principal Balances of the Receivables as of the last day of the second preceding Collection Period, over the aggregate of the Principal Balances of the Receivables as of the last day of the immediately preceding Collection Period, and (C) the Aggregate Note Principal Balance, (ii) on the Scheduled Maturity Date for any Class of the Notes, the amount necessary to reduce the Aggregate Note Principal Balance of such Class to zero and (iii) the positive excess, if any, of the Aggregate Note

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Principal Balance prior to making any distribution on such Distribution Date over the Pool Balance as of the last day of the preceding Collection Period.

          "Class A-1 Noteholders" means the Holders of the Class A-1 Notes.

          "Class A-1 Scheduled Maturity Date" means _______________.

          "Class A-2 Noteholders" means the Holders of the Class A-2 Notes.

          "Class A-2 Scheduled Maturity Date" means _______________.

          "Class A-3 Noteholders" means the Holders of the Class A-3 Notes.

          "Class A-3 Scheduled Maturity Date" means _______________.

          "Class A-4 Noteholders" means the Holders of the Class A-4 Notes.

          "Class A-4 Scheduled Maturity Date" means _______________.

          "Closing Date" means _______________.

          "Collection Account" means the Eligible Deposit Account created pursuant to Section 3.01, which initially shall be account no. _______________, for further credit, account no. _______________, reference Household Auto __________ Collection Account at the Indenture Trustee, ABA No. _______________.

          "Collected Funds" has the meaning assigned to such term in the Master Sale and Servicing Agreement.

          "Controlling Party" means the [Insurer, so long as no Insurer Default shall have occurred and be continuing AND the ]Indenture Trustee for the benefit of and acting solely at the direction of the Noteholders[, in the event an Insurer Default shall have occurred and be continuing].

          "Corporate Trust Office" means, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this Series Supplement is ____________________, __________, ____________________, Attention: ____________________, and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee, which at the time of execution of this Series Supplement is ____________________, __________, ____________________, Attention:
____________________.

          "Cutoff Date" means the close of business on _______________.

          "Definitive Notes" means the Notes that have been certificated and fully registered in accordance with Section 2.12 of the Indenture.

          ["Delaware Trustee" means [NAME OF DELAWARE TRUSTEE] with its principal place of business in Delaware, not in its individual capacity but solely as trustee under the Trust Agreement, its successors-in-interest or any successor Delaware Trustee under the Trust Agreement.]

          "Determination Date" has the meaning assigned to such term in the Master Sale and Servicing Agreement.

          "Distribution Date" means, with respect to each Collection Period, the seventeenth day of the calendar month next commencing after the last day of such Collection Period, or if such day is not a Business Day, the immediately following Business Day, commencing on _______________.

          "Eligibility Criteria" means the criteria for eligibility for Eligible Receivables set forth on Schedule I hereto.

          "Eligible Investments" means, with respect to funds in the Collection Account and Reserve Account, "Eligible Investments" as defined in the Master Sale and Servicing Agreement, except that (i) all references in such definition to "rating satisfactory to the Rating Agency" or words of similar import shall mean ratings of not less than "A-1+" or "AAA" by Standard & Poor's, "P-1" or "Aaa" by Moody's Investors Service, "F1" or "AAA" by Fitch, Inc., or the equivalent such ratings by another Rating Agency (whichever is applicable), and
(ii) unless otherwise agreed in writing by the Rating Agencies[ and the Insurer], all such investments shall have maturities at the time of the acquisition thereof occurring no later than the Business Day immediately preceding the Distribution Date following such date of acquisition.

          "Eligible Receivable" means a Receivable that satisfies the Eligibility Criteria.

          "Event of Default" shall have the meaning assigned to such term in
Section 4.01.

          "Final Scheduled Distribution Date" means _______________.

          "HACC" means Household Automotive Credit Corporation, a Delaware corporation. For the avoidance of doubt, HACC is an Affiliate of HAFC.

          "HAFC" means Household Automotive Finance Corporation, a Delaware corporation.

          "HFC" means Household Finance Corporation.

          ["Indemnification Agreement" means the indemnification agreement dated _______________ between the Insurer and the Underwriter.]

          "Indenture" means the indenture dated as of _______________ between the Issuer and [NAME OF INDENTURE TRUSTEE], as indenture trustee, as supplemented by this Series Supplement.

          "Initial Reserve Account Deposit" means ___% of the Pool Balance as of the Cutoff Date.

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          ["Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of _______________, among the Insurer, the Issuer, HAFC, HACC, the Seller, the Indenture Trustee and HFC.]

          ["Insured Principal Balance Shortfall" shall mean, with respect to a Distribution Date, the positive excess, if any, of the Aggregate Note Principal Balance with respect to the Class A Notes (after giving effect to the distribution of the Class A Minimum Principal Distributable Amount pursuant to
Section 3.03(a)(v) on such Distribution Date and after making any distribution pursuant to Section 3.03(b) on such Distribution Date) over the Pool Balance as of the close of business on the last day of the preceding Collection Period.]

          ["Insurer" means ____________________, a ____________________, or any successor thereto, as issuer of the Note Policy. The Insurer shall be the Support Provider for the Series __________ Notes.]

          ["Insurer Default" means the occurrence and continuance of any of the following events:

                 (a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

                 (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                 (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).]

          "Interest Period" means, with respect to any Distribution Date, the period from and including the prior Distribution Date (or, in the case of the first Interest Period, from and including the Closing Date) through (and including) the day preceding such Distribution Date.

          "Master Receivables Purchase Agreements" means, collectively, (i) the Master Receivables Purchase Agreement dated as of _______________ between HAFC and the Seller, as such agreement may be amended or supplemented from time to time, and (ii) the Master Receivables Purchase Agreement dated as of _______________, between the Seller and HACC, as such agreement may be amended or supplemented from time to time.

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          "Master Sale and Servicing Agreement" means the Master Sale and
Servicing Agreement dated as of _______________, among the Issuer, the Seller, the Master Servicer and the Indenture Trustee, as such agreement may be amended or supplemented from time to time.

          "Master Servicer's Certificate" means, with respect to the Notes and Certificates, a report in substantially the form of EXHIBIT A hereto (appropriately completed), furnished by the Master Servicer to [the Insurer, ]the Indenture Trustee and the Owner Trustee pursuant to the Master Sale and Servicing Agreement.

          ["Note Policy" means the note guaranty insurance policy issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders (other than any Noteholder that is the Issuer, the Seller, the Master Servicer, any seller under a Master Receivables Purchase Agreement or any of their Affiliates).]

          "Note Rate" means the per annum rate of interest due with respect to each Class of Notes as set forth below for the respective Class of Notes:

          Class A-1 Notes: ______%
          Class A-2 Notes: ______%
          Class A-3 Notes: ______%
          Class A-4 Notes: ______%

Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable Interest Period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class A-2, Class A-3 and Class A-4 Notes for the initial Interest Period, however, will be computed on the basis of a 360-day year and the actual number of days elapsed in the initial Interest Period.

          "Notes" or "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

          "Optimal Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of (i) the Aggregate Note Principal Balance immediately prior to such Distribution Date over (ii) the Aggregate Optimal Note Principal Balance for such Distribution Date.

          "Original Pool Balance" means the aggregate of the Principal Balances of the Receivables as of the Cutoff Date.

          "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

          "Owner Trustee" means U.S. Bank National Association, not in its individual capacity but solely as trustee under the Trust Agreement, its successors-in-interest or any successor Owner Trustee under the Trust Agreement.

                                        8
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          "Pledge" means the Grant by the Issuer hereunder to the Indenture
Trustee for the benefit of the Secured Parties in accordance with Section 1.02 in and to the Series Trust Estate.

          "Pool Balance" means, as of any date of determination, the aggregate of the outstanding Principal Balances of the Receivables, unless otherwise specified, as of the close of business on the preceding Business Day.

          "Premium" has the meaning specified in the Insurance Agreement.

          "Principal Balance Shortfall" means, (i) with respect to a Distribution Date, the positive excess, if any, of the Aggregate Note Principal Balance (after giving effect to the distribution pursuant to Section 3.03(a)(v) on such Distribution Date and prior to making any distribution pursuant to
Section 3.03(b) on such Distribution Date) over the Pool Balance as of the close of business on the last day of the preceding Collection Period and (ii) with respect to the Scheduled Maturity Date for any Class of the Notes, the outstanding principal balance of such Class of the Notes (after giving effect to the distribution pursuant to Section 3.03(a)(v)).

          "Rating Agencies" means Standard & Poor's, Moody's Investors Service and Fitch, Inc. If any such organization or a successor does not maintain a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to [the Insurer, ]the Indenture Trustee, the Owner Trustee and the Master Servicer.

          "Rating Agency Condition" means, with respect to any action, written confirmation from each Rating Agency rating the Notes that such action will not result in a reduction or withdrawal of its then current rating of the Notes[ (without consideration of the Note Policy)].

          "Receivables" means each receivable listed on the Schedule of Receivables, which (a) has not been released from the Series Trust Estate as provided herein or in the Indenture and (b) is not a Liquidated Receivable.

          "Redemption Price" has the meaning specified in Section 5.01.

          "Reference Banks" means the four major banks in the London interbank market selected by the Indenture Trustee.

          "Related Documents" means the Basic Documents and the Revolving Credit Agreement.

          "Reserve Account" means the Reserve Account, which shall be an Eligible Deposit Account created pursuant to Section 3.01 and which initially shall be account no. _______________ for further credit, account no. _______________, reference Household Auto __________ Reserve Account at the Indenture Trustee, ABA No. _______________.

          "Reserve Account Balance" means, with respect to a Distribution Date, the amount on deposit in the Reserve Account as of the close of business on the Business Day immediately preceding such Distribution Date; PROVIDED, HOWEVER, that such determination shall

                                        9
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be made immediately after the deposit to the Collection Account effected pursuant to Section 5.1(c) of the Master Sale and Servicing Agreement.

          "Reserve Account Shortfall Amount" means, with respect to any Distribution Date, the excess of: (x) the Targeted Reserve Account Balance for such Distribution Date over (y) the Reserve Account Balance for such Distribution Date.

          "Revolving Credit Agreement" means the Revolving Credit Agreement, dated as of March 1, 1998, between Household Finance Corporation and the Seller.

          "Scheduled Maturity Date" means, with respect to the Class A-1 Notes, the Class A-1 Scheduled Maturity Date, with respect to the Class A-2 Notes, the Class A-2 Scheduled Maturity Date, with respect to the Class A-3 Notes, the Class A-3 Scheduled Maturity Date, and, with respect to the Class A-4 Notes, the Class A-4 Scheduled Maturity Date.

          "Schedule of Receivables" means, collectively, the schedules of all retail installment sales contracts originally held as part of the Series Trust Estate attached hereto as Schedule II-A and Schedule II-B.

          "Secured Parties" means, collectively, the Holders from time to time of the Notes[ and the Insurer].

          "Securities" means the Notes and the Certificates.

          "Series Supplement" means this Series Supplement to the Indenture, Master Sale and Servicing Agreement and the Trust Agreement.

          "Series Support" means, with respect to the Notes, the Certificates and the Reserve Account[ and the Note Policy].

          "Series Trust Estate" means the property Granted to the Indenture Trustee pursuant to Section 1.02.

          "Servicing Fee" means, (i) with respect to the initial Collection Period, the fee payable to the Master Servicer for servicing rendered during such Collection Period, which shall be equal to $_______________, and (ii) with respect to any other Collection Period, the fee payable to the Master Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Aggregate Principal Balances of the Receivables determined as of the Accounting Date immediately preceding such Collection Period. For the avoidance of doubt, the Servicing Fee does not include any administrative fees, expenses or charges paid by or on behalf of Obligors during any Collection Period.

          "Servicing Fee Rate" means ____% per annum.

          "Targeted Reserve Account Balance" means, with respect to any Distribution Date, the lesser of: (i) the greater of (a) ___% of the outstanding Pool Balance as of the end of the related Collection Period, and (b) $_______________ (___% of the Pool Balance as of the Cutoff Date) and (ii) the Aggregate Note Principal Balance[; PROVIDED, HOWEVER, that (A) upon

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the occurrence and during the continuance of a [Trigger Event] (as defined in the Insurance Agreement), the Targeted Reserve Account Balance shall equal the greater of (x) ___ of the outstanding Pool Balance as of the end of the related Collection Period and (y) ___% of the Pool Balance as of the Cutoff Date, and
(B) upon the occurrence and during the continuance of an Event of Default (as defined in the Insurance Agreement), the Targeted Reserve Account Balance shall equal the Aggregate Note Principal Balance].

          "Telerate Page 3750" is the display page named on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name or rates).

          "Trust Accounts" means the Collection Account and the Reserve Account.

          "Trust Agreement" means the Trust Agreement, dated as of _______________, among the Seller, the Owner Trustee[ and the Delaware Trustee], as amended and restated as of _______________ and as supplemented by this Series Supplement.

          "Underwriter" means ____________________, as representative of the underwriters named in the Underwriting Agreement.

                                   ARTICLE III
                         DISTRIBUTIONS AND STATEMENTS TO
                     NOTEHOLDERS; SERIES SPECIFIC COVENANTS

          SECTION 3.01.   TRUST ACCOUNTS.

          (a) The Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain an account (the "COLLECTION ACCOUNT") as a segregated trust account in the Indenture Trustee's corporate trust department, identified as the "Collection Account for Household Automotive Trust __________, in trust for the Secured Parties." The Indenture Trustee shall make or permit withdrawals from the Collection Account only as provided in this Series Supplement.

          (b) The Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain an account (the "RESERVE ACCOUNT") as a segregated trust account in the Indenture Trustee's corporate trust department, identified as the "Reserve Account for Household Automotive Trust __________, in trust for the Secured Parties." The Indenture Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Series Supplement. On the Closing Date, the Reserve Account will be funded with the Initial Reserve Account Deposit.

          (c) In the event that any Trust Account ceases to be an Eligible Deposit Account, the Indenture Trustee, as applicable, within five Business Days, shall establish such Trust Account as a new account which is an Eligible Deposit Account. No withdrawals may be made of funds in any Trust Account except as provided in this Series Supplement. Except as specifically provided in this Series Supplement, funds in the Trust Accounts shall not be commingled with any other moneys. All moneys deposited from time to time in each of the Trust Accounts shall be invested and reinvested by the Indenture Trustee in Eligible Investments

                                       11
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selected in writing by the Master Servicer (pursuant to standing instructions or otherwise) which, absent any instruction, shall be investments of the type specified in clause (d) of the definition of Eligible Investments. The provisions of Section 5.1 of the Master Sale and Servicing Agreement shall apply to the investment of funds in the Trust Accounts to the same extent as they apply to the Collection Account.

          SECTION 3.02.   RESERVE ACCOUNT.

          On the earlier of (x) the maturity date of the Notes (whether by acceleration or otherwise), and (y) the Final Scheduled Distribution Date, the amount on deposit in the Reserve Account shall be withdrawn from the Reserve Account and distributed in accordance with Section 4.04.

          SECTION 3.03.   DISTRIBUTIONS.

          (a) On each Distribution Date, the Indenture Trustee shall (based solely on the information contained in the Master Servicer's Certificate delivered with respect to such Distribution Date) distribute the following amounts from and, to the extent of, Available Funds with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

                 (i) to the Master Servicer, if HFC is no longer acting as Master Servicer, the Servicing Fee for the related Collection Period;

                 (ii) to the Indenture Trustee, the Delaware Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any unreimbursed costs and expenses (including to any successor Master Servicer, reasonable transition expenses in an amount not to exceed $__________ per servicing transfer) (in each case, to the extent such fees have not been previously paid by the Master Servicer);

                 (iii) to the Class A Noteholders, the Class A Interest Distributable Amount;

                 (iv) to the Class A Noteholders, the Class A Minimum Principal Distributable Amount;

                 (v) [to the Insurer, any amounts owing to the Insurer under the Insurance Agreement that have not yet been paid, including, without limitation, the Premium (as defined in the Insurance Agreement);]

                 (vi) to the Reserve Account, the Reserve Account Shortfall Amount, if any;

                 (vii) to the Class A Noteholders, the Class A Additional Principal Distributable Amount;

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                 (viii) if HFC is acting as the Master Servicer, the Servicing
          Fee for the related Collection Period (unless the Master Servicer has retained such amount in accordance with Section 4.8 of the Master Sale and Servicing Agreement) or if a successor Master Servicer has been appointed, reasonable transition expenses in excess of the amounts paid in priority (ii) above; and

                 (ix) to the holders of the Certificates, any remaining Available Funds.

Amounts to be distributed in reduction of the outstanding principal balance of the Class A Notes pursuant to Section 3.03(a)(v) or (viii) or 3.03(b) shall be distributed in reduction of the outstanding principal balance of the Class A-1 Notes until such balance has been reduced to zero; thereafter such amount shall be distributed in reduction of the outstanding principal balance of the Class A-2 Notes until such balance has been reduced to zero; thereafter such amount shall be distributed in reduction of the outstanding principal balance of the Class A-3 Notes until such balance has been reduced to zero; and thereafter such amount shall be distributed in reduction of the outstanding principal balance of the Class A-4 Notes until such balance has been reduced to zero.

          (b) If on a Determination Date, the Master Servicer's Certificate delivered with respect to the related Distribution Date indicates that (i) the amount of Available Funds with respect to such Distribution Date is not sufficient, when distributed in accordance with Section 3.03(a), to cause the amounts specified in Section 3.03(a)(i), (ii), (iii), (iv) and (vi) with respect to such Distribution Date to be paid in full; or (ii) if after giving effect to the distribution of Available Funds pursuant to Section 3.03(a)(v) on a Distribution Date there exists a Principal Balance Shortfall, the Indenture Trustee shall withdraw from the Reserve Account and distribute as follows an amount up to the amount which when distributed, FIRST in accordance with Section 3.03(a)(i), (ii), (iii) and (iv); SECOND, in reduction of the outstanding principal balance of the Class A Notes, but only to the extent necessary to eliminate the Principal Balance Shortfall; and THIRD in accordance with Section 3.03(a)(vi), shall cause the amounts specified in Section 3.03(a)(i)-(iv) and
(a)(vi) to be paid in full and such Principal Balance Shortfall to be eliminated.

          (c) [If on a Determination Date, the Master Servicer's Certificate delivered with respect to the related Distribution Date indicates that (i) the amount of Available Funds with respect to such Distribution Date together with amounts to be distributed pursuant to Section 3.03(b) is less than the sum of the amounts required to be distributed pursuant to clauses (i) through (iv) of paragraph (a) above on such Distribution Date or (ii) there exists an Insured Principal Balance Shortfall on such Distribution Date, the Indenture Trustee shall present a notice for payment to the Insurer pursuant to the terms of the Note Policy to (A) in the case of (i), ensure timely payment in full on such Distribution Date of the Class A Interest Distributable Amount for such Distribution Date and (B) in the case of (ii), reduce the outstanding principal balance of the Class A Notes on such Distribution Date to the extent necessary to eliminate the Insured Principal Balance Shortfall for such Distribution Date. If on the Determination Date immediately preceding a Scheduled Maturity Date, the Master Servicer's Certificate delivered with respect to such Scheduled Maturity Date indicates that Available Funds with respect to such Distribution Date when distributed in accordance with Section 3.03(a), together with amounts to be distributed pursuant to Section 3.03(b) are insufficient to (A) pay the outstanding principal balance of the Class A-1 Notes on the Class A-1 Scheduled Maturity Date, (B) pay the

                                       13
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outstanding principal balance of the Class A-2 Notes on the Class A-2 Scheduled
Maturity Date, (C) pay the outstanding principal balance of the Class A-3 Notes on the Class A-3 Scheduled Maturity Date or (D) pay the outstanding principal balance of the Class A-4 Notes on the Class A-4 Scheduled Maturity Date, the Indenture Trustee shall present a notice for payment to the Insurer pursuant to the terms of the Note Policy to ensure timely payment in full of all principal with respect to (A) the Class A-1 Notes on the Class A-1 Scheduled Maturity Date, (B) the Class A-2 Notes on the Class A-2 Scheduled Maturity Date, (C) the Class A-3 Notes on the Class A-3 Scheduled Maturity Date and (D) the Class A-4 Notes on the Class A-4 Scheduled Maturity Date. Amounts paid by the Insurer to the Indenture Trustee pursuant to a notice for payment submitted under this paragraph shall be paid by the Indenture Trustee to the Noteholders on the related Distribution Date. The Indenture Trustee shall enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Series Supplement or any other Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.]

          (d) [If the Indenture Trustee has received an Order (as defined in the Note Policy) that any amount guaranteed by the Note Policy paid on the Notes has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify the Noteholders by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. Pursuant to the terms of the Note Policy and in accordance with the Order (as defined in the Note Policy), the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).]

          (e) Each Certificateholder, by its acceptance of its Certificate will be deemed to have consented to the provisions of paragraph (a) above relating to the priority of distributions, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Certificateholder until such amounts have been distributed to such Certificateholder in accordance with the terms of the Trust Agreement and this Series Supplement; PROVIDED, THAT the foregoing shall not restrict the right of any Certificateholder, upon compliance with the provisions hereof, from seeking to compel the performance of the provisions hereof by the parties hereto. Each Certificateholder, by acceptance of its Certificate, further specifically acknowledges that it has no right to or interest in any monies at any time held in the Reserve Account, such monies being held in trust for the benefit of the Secured Parties.

          (f) Amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Targeted Reserve Account Balance for such Distribution Date shall be released first, to the Master Servicer for any Servicing Fees then due and unpaid pursuant to Section 3.03(a)(ix), and any remainder shall be paid to the holders of the Certificates.

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

          (g) In the event that the Reserve Account is maintained with an institution other than the Indenture Trustee, the Master Servicer shall instruct and cause such institution to transfer the amounts to be distributed therefrom in accordance with Section 3.03(b) to the Indenture Trustee for distribution pursuant to Section 3.03(a) one Business Day prior to the related Distribution Date.

          (h) Unless Definitive Notes are issued pursuant to Section 2.12 of the Indenture, with respect to Notes registered on the related Record Date in the name of a nominee of the Clearing Agency, payment will be made by wire transfer to an account designated by such nominee, without presentation or surrender of the Notes or the making of any notation thereon.

          (i) If not theretofore paid in full, all amounts outstanding with respect to the Class A-1 Notes shall be due and payable on the Class A-1 Scheduled Maturity Date; if not theretofore paid in full, all amounts outstanding with respect to the Class A-2 Notes shall be due and payable on the Class A-2 Scheduled Maturity Date; if not theretofore paid in full, all amounts outstanding with respect to the Class A-3 Notes shall be due and payable on the Class A-3 Scheduled Maturity Date; and if not theretofore paid in full, all amounts outstanding with respect to the Class A-4 Notes shall be due and payable on the Class A-4 Scheduled Maturity Date.

          SECTION 3.04.   STATEMENTS TO NOTEHOLDERS.

          (a) On or prior to each Determination Date, the Master Servicer shall deliver, and cause to be delivered via access to its or its Affiliate's web-site address, to the Indenture Trustee [and the Insurer ](with a copy to the Rating Agencies) for the Indenture Trustee to forward to each Noteholder of record, and to each Certificateholder of record, a statement setting forth at least the following information as to the Notes to the extent applicable:

                 (i) the amount of such distribution allocable to principal of each Class of Notes;

                 (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

                 (iii) the aggregate outstanding principal amount of each Class of the Notes after giving effect to payments allocated to principal reported under (i) above;

                 (iv) the Class A Interest Carryover Shortfall, if any, and the change in such amount from the preceding statement;

                 (v) the positive excess, if any, of the Aggregate Note Principal Balance over the Pool Balance after giving effect to payments allocated to principal reported under (i) above and the change in such amount from the preceding statement;

                 (vi) the amount of the Servicing Fee paid to the Master Servicer with respect to such Collection Period; and

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

                 (vii) the Targeted Reserve Account Balance and the amount on deposit in the Reserve Account at the end of such Distribution Date.

Each amount set forth pursuant to paragraph (i) through (iv) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the applicable Class of Notes.

          (b) The Indenture Trustee may make available to the parties hereto and to each of the Noteholders, via the Indenture Trustee's internet website, all information referred to in this Section 3.04 available each month and, with the consent or at the direction of the Seller, such other information regarding the Notes and/or the Receivables as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in the form of Exhibit C; PROVIDED, HOWEVER, that the Indenture Trustee or its agent shall provide such password to the parties to this Series Supplement without requiring such certification.

          The Indenture Trustee's internet website shall be initially located at "www.jpmorgan.com/absmbs" or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the parties hereto[, the Insurer] and the Noteholders. In connection with providing access to the Indenture Trustee's internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.

          SECTION 3.05.   REPORTING REQUIREMENTS.

          (a) The Master Servicer's Certificate shall be in the form attached as EXHIBIT A hereto.

          (b)    By January 31 of each calendar year, commencing
January 31, 2003, the Master Servicer on behalf of the Issuer shall prepare and distribute to the Indenture Trustee a statement containing such information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Noteholders to prepare their tax returns.

          (c) If an Event of Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder [and the Insurer ]notice of the Default within 30 days after such knowledge or notice occurs.

          SECTION 3.06.   COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

          Notwithstanding any other provisions of this Series Supplement or the Indenture to the contrary, the Indenture Trustee shall comply with all Federal withholding requirements respecting payments (or advances thereof) to the Noteholders as may be applicable to instruments constituting indebtedness for Federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the applicable Noteholders for all purposes of the Indenture. In no event shall the consent of any Noteholder be required for any such withholding.

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

          SECTION 3.07.   SPECIAL COVENANTS AND ACKNOWLEDGEMENTS.

          With respect to the Notes, the Issuer hereby represents and warrants, as of the Closing Date:

                 (i) VALID PLEDGE. It is the intention of the Issuer that the Pledge herein contemplated hereby constitutes the Grant of a perfected, first priority security interest in the Series Trust Estate to the Indenture Trustee for the benefit of the Secured Parties.

                 (ii) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Issuer of this Series Supplement, the Indenture, and each Related Document to which it is a party.

          SECTION 3.08.   TAX CHARACTERIZATION.

          It is the intent of the parties hereto that, for all Federal, state, local and foreign taxes, the Notes will be evidence of indebtedness. To the extent permitted by law, the parties hereto, and each owner of a beneficial interest in the Notes by acceptance of such interest, agrees to treat the Notes for purposes of all Federal, state, local and foreign taxes as indebtedness secured by the Series Trust Estate.

                                   ARTICLE IV
                           EVENTS OF DEFAULT; REMEDIES

          SECTION 4.01.   EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five calendar days; or

                 (ii) default in the payment of the outstanding principal balance of any Class of Notes on the related Scheduled Maturity Date, which default shall continue for a period of five calendar days; or

                 (iii) the Aggregate Note Principal Balance on any Distribution Date exceeds the Pool Balance as of the last day of the prior Collection Period after the application of all Available Funds and after making any distribution pursuant to Section 3.03(b); or

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

                 (iv) default in the observance or performance of any covenant or agreement of the Issuer made in the Related Documents (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in the Related Documents or in any certificate or other writing or record delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made and has a material adverse effect on the Noteholders[ or the Insurer], and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee [or to the Issuer ]and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes[ or the Insurer], a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Series Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (vi) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

                 (vii) the Issuer or the Seller shall become subject to registration as an "investment company" under the United States Investment Company Act of 1940, as amended.

          SECTION 4.02.   RIGHTS UPON EVENT OF DEFAULT.

          (a) If an Event of Default shall have occurred and be continuing, [(i) so long as no Insurer Default has occurred and is continuing, the Indenture Trustee, if so instructed by the Insurer shall and (ii) in the event an Insurer Default shall have occurred and be continuing,]

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

the Indenture Trustee in its discretion may, or if so requested in writing by Holders holding Notes representing at least 66-2/3% of the Outstanding Amount of the Notes shall, declare by written notice to the Issuer that the Notes have become due and payable, whereupon they shall become, immediately due and payable at 100% of the outstanding principal balance of the Notes and accrued interest thereon (together with interest accrued at the relevant Note Rate on such overdue interest).

          (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Controlling Party, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                 (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                        (A) all payments of principal and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                        (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                 (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.9 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 4.03.   REMEDIES.

          If an Event of Default shall have occurred and be continuing, [or, if at such time as there are no Notes Outstanding there remain sums due to the Insurer pursuant to the Insurance Agreement (a) so long as no Insurer Default has occurred and is continuing, the Indenture Trustee, if so instructed by the Insurer, subject to Section 11.17 of the Indenture, shall and (b) in the event an Insurer Default shall have occurred and be continuing, ]the Indenture Trustee, subject to Section 11.17 of the Indenture, may exercise any of the remedies specified in Article V of the Indenture and, in addition, may do one or more of the following:

                 (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under the Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                 (ii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Series Trust Estate;

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

                 (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                 (iv) sell the Series Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Series Trust Estate following an Event of Default unless:

                        (x) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or

                        (y) the Indenture Trustee determines that the Series Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of [the Insurer (if the Insurer is the Controlling Party) or, if an Insurer Default shall have occurred and be continuing, ]the Holders of 66-2/3% of the Outstanding Amount of the Notes, or

                        (z) if the provisions of neither subparagraph (x) nor subparagraph (y) are satisfied, if the Indenture Trustee obtains the consent of or at the direction of [the Insurer (for so long as the Insurer is the Controlling Party), or ]the Holders of 100% of the Outstanding Amount of the Notes[, if the Insurer is not the Controlling Party].

In determining such sufficiency or insufficiency with respect to clause (y), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Trust Estate for such purpose. Any reasonable costs and expenses incurred by the Indenture Trustee in obtaining such opinion shall be costs and expenses of the Indenture Trustee pursuant to Section 3.03(a)(iii) of the Series Supplement.

          SECTION 4.04.   PRIORITIES.

          (a) On and after the maturity date of the Notes (by acceleration or otherwise), including, without limitation, on and after the Final Scheduled Distribution Date, all Available Funds, all amounts on deposit in the Reserve Account withdrawn in accordance with Section 3.02 and any proceeds of the liquidation of all or any portion of the Series Trust Estate pursuant to Section 4.03(iv), shall be applied by the Indenture Trustee on the date of distribution in the following order of priority:

                 FIRST:   amounts due and owing and required to be distributed
          to the Master Servicer, if HFC is no longer acting as Master Servicer, the Delaware Trustee, the Owner Trustee and the Indenture Trustee, respectively, pursuant to priorities (ii) and (iii) of Section 3.03(a) and not previously distributed, in the order of such priorities and without preference or priority of any kind within such priorities;

                 SECOND: to Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, PRO RATA, in accordance with the amounts due and payable on the Class A Notes on the date of distribution for interest without preference or priority of any kind;

                 THIRD:   to the Class A Noteholders for amounts due and unpaid
          on the Class A Notes for principal, PRO RATA, in accordance with the respective aggregate outstanding principal balance of each Class of Class A Notes without preference or priority of any kind;

                 FOURTH: [to the Insurer for amounts due and unpaid under the Insurance Agreement;]

                 FIFTH:   to the Master Servicer, if HFC is acting as Master
          Servicer, for any Servicing Fees then due and unpaid;

                 SIXTH:   to the Certificateholders, any remaining Available
          Funds.

          (b) The Indenture Trustee may fix a record date and distribution date for any payment to Noteholders pursuant to this Section 4.04. At least 15 days before such record date, the Indenture Trustee shall mail to the Noteholders a notice that states the record date, the distribution date and the amount to be paid.

                                    ARTICLE V
                            PREPAYMENT AND REDEMPTION

          SECTION 5.01.   OPTIONAL "CLEAN-UP" REDEMPTION.

          On any Distribution Date occurring on or after the date upon which the Pool Balance shall have been reduced to an amount which is less than or equal to 10% of the Original Pool Balance, the Master Servicer on behalf of the Issuer, shall have the option to redeem the outstanding Notes at a redemption price (the "REDEMPTION PRICE") which is not less than the then Aggregate Note Principal Balance, plus all accrued and unpaid interest thereon and all fees and other amounts owing to the Indenture Trustee, the Owner Trustee and the Master Servicer (if other than HFC) under the Related Documents[ and the Insurer under the Insurance Agreement]. The Master Servicer, on behalf of the Issuer, shall give the Master Servicer (if other than HFC), the Insurer, the Indenture Trustee, and the Owner Trustee at least 10 days' irrevocable prior written notice of the date on which the Master Servicer intends to exercise such option to purchase. Not later than 12:00 P.M., New York City time, on the day prior to such Distribution Date, the Master Servicer shall deposit such amount in the Collection Account in immediately available funds for distribution pursuant to
Section 3.03 against the presentment of the Notes for cancellation. Such purchase option is subject to payment in full of the Redemption Price.

                                   ARTICLE VI
                                  MISCELLANEOUS

          SECTION 6.01.   RATIFICATION OF BASIC DOCUMENTS.

          Each of the Basic Documents (to the extent appropriate, as supplemented by this Series Supplement) is in all respects ratified and confirmed and each of the Basic Documents, as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 6.02.   COUNTERPARTS.

          This Series Supplement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

          SECTION 6.03.   GOVERNING LAW.

          THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 6.04.   AMENDMENTS WITHOUT CONSENT OF NOTEHOLDERS.

          (a) Without the consent of the Noteholders [but with the prior written consent of the Insurer (for so long as it is the Controlling Party) ]and with prior written notice to the Rating Agencies, as evidenced to the Indenture Trustee and the Issuer, when authorized by an Issuer Order, at any time and from time to time, the parties hereto may enter into one or more amendments hereto, in form satisfactory to the Indenture Trustee, [the Delaware Trustee, ]the Owner Trustee[ and the Insurer (so long as no Insurer Default has occurred and is continuing)], for any of the following purposes:

                 (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture as supplemented by this Series Supplement, or better to assure, convey and confirm unto the Indenture Trustee, if any, any property subject or required to be subjected to the lien of the Indenture as supplemented by this Series Supplement, or subject to the lien of the Indenture as supplemented by this Series Supplement additional property;

                 (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                 (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

                 (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee, if any;

                 (v) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under the Indenture, the Trust Agreement or in this Series Supplement; PROVIDED that such action shall not adversely affect the interests of the Noteholders[ or the Insurer];

                 (vi) to evidence and provide for the acceptance of the appointment hereunder and under the Indenture by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the Indenture or of this Series Supplement as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of
          Article V of the Indenture; or

                 (vii) to modify, eliminate or add to the provisions of the Indenture or of this Series Supplement to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA.

          Each of the Indenture Trustee[, the Delaware Trustee] and the Owner Trustee is hereby authorized to join in the execution of any amendment and to make any further appropriate agreements and stipulations that may be therein contained.

          (b) Except as otherwise provided herein, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders [but with the prior written consent of the Insurer (for so long as it is the Controlling Party)] and with prior written notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, enter into an amendment hereto [in form satisfactory to the Insurer (for so long as it is the Controlling Party) ]for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of this Series Supplement of modifying in any manner the rights of the Noteholders under the Indenture or under this Series Supplement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder[ or the Insurer].

          SECTION 6.05.   AMENDMENTS WITH CONSENT OF THE NOTEHOLDERS.

          Except as otherwise provided herein, the Issuer and the Indenture Trustee, when authorized by an Issuer Order provided by the Master Servicer, also may, with prior written notice to the Rating Agencies [and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) ]and the Holders of not less than a majority of the Outstanding Amount of each Class of affected Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Series Supplement or of modifying in any manner the rights of the Noteholders under the Indenture or under this Series

Supplement; PROVIDED, HOWEVER, that no such amendment [shall materially and adversely affect the Insurer without the prior written consent of the Insurer and no such amendment ]shall, without the consent of the Holder of each Outstanding Note affected thereby:

                 (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon, change the provision of the Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of any Series Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

                 (ii) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V of the Indenture, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                 (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for this Series Supplement, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture;

                 (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                 (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Series Trust Estate pursuant to the Indenture;

                 (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                 (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

                 (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Series Trust Estate or, except as otherwise permitted or contemplated herein or the Related Documents, terminate the lien of the Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of the Indenture.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of an amendment to this Series Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Indenture Trustee of an amendment to this Series Supplement, the Indenture Trustee shall mail to the Noteholders a notice setting forth in general terms the substance hereof. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment to this Series Supplement.

          Prior to the execution of any amendment to this Series Supplement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Series Supplement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Series Supplement.

          By its acceptance of its interest in the Notes, each owner of a beneficial interest in a Note shall be deemed to have agreed that prior to the date which is one year and one day after the termination of the Indenture, such Person shall not acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Seller or Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Issuer or the Seller or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Seller.

          SECTION 6.06.   AUTHORITY TO REGISTER NOTES AND FILE REPORTS.

          The Issuer hereby authorizes the Seller to prepare and execute on behalf of the Issuer, filings with the Securities and Exchange Commission and any applicable state agencies of documents required to register or qualify the Notes for public distribution and to file, on a periodic basis or as otherwise may be required, such documents or records as may be required by rules and regulations prescribed by such authorities.

          SECTION 6.07.   AUTHORITY TO PERFORM DUTIES OF THE ISSUER.

          (a) The Issuer hereby designates the Master Servicer its agent and attorney-in-fact to execute or otherwise authenticate any financing statement, continuation statement or other instrument or record required by the Indenture Trustee pursuant to Section 3.5 of the Indenture; PROVIDED that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Master Servicer with respect to its duties under Section 3.5 of the Indenture or the adequacy of any financing statement, continuation statement or other instrument or record prepared by the Master Servicer.

          (b) The Issuer hereby appoints the Master Servicer to assist the Issuer in performing its duties under the Related Documents, including, but not limited to, Sections 2.13 and 3.9 of the Indenture, and the Master Servicer hereby accepts such appointment.

          SECTION 6.08.   NOTICES.

          All demands, notices and communications upon or to the Seller, the Master Servicer, [the Delaware Trustee, ][the Owner Trustee, ]the Insurer or the Indenture Trustee shall be in writing, personally delivered, or mailed by certified mail, or sent by confirmed telecopier transmission and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Household Auto Receivables Corporation, 1111 Town Center Drive, Las Vegas, Nevada 89134, with a copy to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois, 60070, Attn: Treasurer (Telecopier # (847) 205-7538), (b) in the case of the Master Servicer, if Household Finance Corporation is the Master Servicer, to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Treasurer, Telecopier # (847) 205-7538, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Telecopier # __________, [(d) in the case of the Delaware Trustee, at the Corporate Trust Office of the Delaware Trustee, Telecopier # __________,] [(e) in the case of the Insurer, to ____________________,
__________, _______________, Attention: ____________________, Telecopier #
__________,] and (f) in the case of the Indenture Trustee, at the Corporate Trust Office, Telecopier # __________. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

          SECTION 6.09.   [THIRD-PARTY BENEFICIARY.

          The parties hereto agree that the Insurer is a third-party beneficiary hereof and the Insurer shall be entitled to rely upon and directly enforce the provisions of this Series Supplement. Nothing in this Series Supplement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Insurer and its successors any benefit or any legal or equitable right, remedy or claim under this Series Supplement.]

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be fully executed by their respective officers as of the day and year first above written.

                               HOUSEHOLD FINANCE CORPORATION,
                                as Master Servicer


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               HOUSEHOLD AUTOMOTIVE TRUST ________,
                                as Issuer
                                by [NAME OF OWNER TRUSTEE], not in its
                                individual capacity but solely as Owner Trustee


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               HOUSEHOLD AUTO RECEIVABLES
                                CORPORATION,
                                as Seller


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               [NAME OF INDENTURE TRUSTEE],
                                as Indenture Trustee


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               [NAME OF OWNER TRUSTEE],
                                as Owner Trustee


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               [[NAME OF DELAWARE TRUSTEE],
                                as Delaware Trustee


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:]


                     [Signature Page for Series Supplement]

                                   SCHEDULE I

                              ELIGIBILITY CRITERIA

"ELIGIBLE RECEIVABLE" means a Receivable with respect to which each of the following is true as of the Closing Date:

          (a) that (i) was originated directly by HAFC (or any predecessor or Affiliate of HAFC, as applicable) with the consumer or was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and (A) in the case of a receivable originated by HAFC (or any predecessor or Affiliate of HAFC, as applicable), such entity had all necessary licenses and permits to originate receivables in the state where such entity was located, and, (B) in the case of a Dealer originated receivable, such Dealer had all necessary licenses and permits to originate receivables in the state where such Dealer was located, and such receivable was purchased by HAFC (or any predecessor or Affiliate of HAFC, as applicable) from such Dealer under an existing Dealer Agreement with HAFC (or any predecessor or Affiliate of HAFC, as applicable), and (C) in the case of a Dealer originated receivable or a receivable originated by HAFC (or any predecessor or Affiliate of HAFC, as applicable) such receivable was purchased (x) by HARC pursuant to the terms of the Master Receivables Purchase Agreements, (y) by the Issuer pursuant to the Master Sale and Servicing Agreement; and each Receivable was validly assigned
(1) if Dealer originated, by such Dealer to HAFC (or any predecessor or Affiliate of HAFC, as applicable), (2) by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC pursuant to the terms of the Master Receivables Purchase Agreements, (3) by HARC to the Issuer pursuant to the Master Sale and Servicing Agreement and (4) by the Issuer to the Indenture Trustee pursuant to the Indenture, (ii) was fully and properly executed by the parties thereto,
(iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (iv) is fully amortizing and provides for level monthly payments (PROVIDED that the payment in the first Collection Period and the final Collection Period of the term of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term;

          (b) that was originated without any fraud or material misrepresentation on the part of a Dealer, the Obligor, HAFC or HACC, as applicable;

          (c) with respect to which all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables, each and every sale of Financed Vehicles and the sale of any physical damage, loss, credit life and credit accident and health insurance and any extended service contracts, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each

                                     SCH-I-1

Receivable and the sale of any physical damage, loss, credit life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements;

          (d) that was originated in, and the related Obligor is a resident of, the United States of America and, at the time of origination materially conformed to all underwriting and funding guidelines of HAFC (or of any predecessor or Affiliate of HAFC, as applicable) applicable thereto and that has been serviced in material conformity with procedures applicable to receivables that are serviced by the Master Servicer for its own account;

          (e) which represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties thereto had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby;

          (f) which is not due from the United States of America or any state or from any agency, department, subdivision or instrumentality thereof;

          (g) which, as of the Cutoff Date, (i) had an original maturity of not more than ___ months, (ii) had a remaining Amount Financed of at least $______ and not more than $______, (iii) had an Annual Percentage Rate of at least ____% and not more than ____%, (iv) was not more than 30 days past due,
(v) no funds have been advanced by the Issuer, the Master Servicer, HAFC, any predecessor or Affiliate of HAFC, any Dealer, or anyone acting on behalf of any of them in order to cause such Receivable to qualify under SUBCLAUSE (iv) of this CLAUSE (g) and (vi) had no provision thereof waived, altered or modified in any respect since its origination;

          (h) with respect to which the information pertaining to such Receivable set forth in each Schedule of Receivables is true and correct in all material respects;

          (i) with respect to which HAFC (or any predecessor or Affiliate of HAFC, as applicable) will have caused the portions of HAFC's (or any HAFC predecessor's or HAFC Affiliate's, as applicable) and the Master Servicer's servicing records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable has been transferred by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC in accordance with the terms of the Master Receivables Purchase Agreements and by HARC to the Issuer pursuant to the Master Sale and Servicing Agreement, and by the Issuer to the Indenture Trustee pursuant to the Indenture;

          (j) with respect to which the computer tape or listing to be made available by HAFC (or any predecessor or Affiliate of HAFC, as applicable) to HARC, [the Insurer, ]the Master Servicer or the Indenture Trustee is complete and accurate and includes a description of the same Receivables that are, or will be, described in the related Schedule of Receivables;

                                     SCH-I-2

          (k)    which constitutes chattel paper within the meaning of the UCC;

          (l)    of which there is only one original executed copy;

          (m) with respect to which there exists a Receivable File and such Receivable File contains, without limitation, (a) a fully executed original of such Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the relevant Obligor named pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original Lien Certificate or application therefor showing HAFC (or any predecessor or Affiliate of HAFC, as applicable) as first lienholder and (d) an original credit application signed by the Obligor; and (x) each of the documents relating thereto which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces and (y) all blanks on any form relating thereto to be completed have been properly filled in and each form has otherwise been correctly prepared; and, notwithstanding the above, with respect to which, a copy of the complete Receivable File for such Receivable, which fulfills the documentation requirements of HAFC (or any predecessor or Affiliate of HAFC, as applicable) as in effect at the time of purchase is in the possession of the Master Servicer or Subservicer;

          (n) which has not been satisfied, subordinated or rescinded, and the Financed Vehicle securing such Receivable has not been released from the lien of such Receivable in whole or in part;

          (o) which was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable and with respect to which there is no agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of such Receivable;

          (p) which has not been sold, transferred, assigned or pledged to any Person other than to (i) HAFC (or any predecessor or Affiliate of HAFC, as applicable) by a Dealer, (ii) HARC by HAFC (or any predecessor or Affiliate of HAFC, as applicable) pursuant to the terms of the Master Receivables Purchase Agreements, (iii) the Issuer by HARC pursuant to the terms of the Master Sale and Servicing Agreement and (iv) the Indenture Trustee by the Issuer pursuant to the terms of the Indenture. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither HAFC (nor any predecessor or Affiliate of HAFC, as applicable), HARC nor the Issuer has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policy or the related Dealer Agreement or Dealer Assignment or to payments due under such Receivable;

          (q) which creates a valid, binding and enforceable first priority security interest in favor of HAFC (or any predecessor or Affiliate of HAFC, as applicable) in the Financed Vehicle;

          (r) which is secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of HAFC (or any predecessor or Affiliate of HAFC, as applicable), as secured party, which security interest is prior to all other Liens upon and security

                                     SCH-I-3
interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any Lien for taxes, labor or materials affecting a Financed Vehicle); and, with respect to which there are no Liens or claims for taxes, work, labor or materials affecting the related Financed Vehicle which are or may be Liens prior or equal to the lien of such Receivable;

          (s) as to which all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof have been made, taken or performed;

          (t) as to which HAFC (or any predecessor or Affiliate of HAFC, as applicable), HARC or the Issuer has not done anything to convey any right to any Person that would result in such Person having a right to payments due under such Receivable or otherwise to impair the rights of the Indenture Trustee, the Noteholders[, the Insurer] or the Certificateholders in such Receivable or the proceeds thereof;

          (u) which is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations with respect to such Receivable;

          (v) which is not subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect thereto;

          (w) as to which there has been no default, breach, violation or event permitting acceleration under the terms of such Receivable (other than payment delinquencies permitted by clause (g)(iv) above) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable, and there has been no waiver of any of the foregoing, and with respect to which the related Financed Vehicle had not been repossessed;

          (x) at the time of the origination of which, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value and (b) the principal amount due from the Obligor thereunder, (ii) naming HAFC (or any predecessor or Affiliate of HAFC, as applicable) and its successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and with respect to which the Obligor is required to maintain physical loss and damage insurance, naming HAFC (or any predecessor or Affiliate of HAFC, as applicable) and its successors and assigns as additional insured parties, and such Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so;

          (y)    with respect to which the following is true:

          The Lien Certificate for the related Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show, HAFC (or any predecessor or Affiliate of HAFC, as applicable) named as the original secured party under such Receivable and, accordingly, HAFC (or any predecessor or Affiliate of HAFC, as applicable)

                                     SCH-I-4
will be the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, HAFC has either applied for or received written evidence from the related Dealer or the Obligor that such Lien Certificate showing HAFC (or any predecessor or Affiliate of HAFC, as applicable) as first lienholder has been applied for. If the Receivable was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show HAFC (or any predecessor or Affiliate of HAFC, as applicable) named as the original secured party under the related Receivable;

          (z) as to which no selection procedures adverse to the Noteholders[, the Insurer] or the Certificateholder have been utilized in selecting such Receivable from all other similar Receivables purchased by HAFC or any predecessor or Affiliate of HAFC;

          (aa) as to which, as of the Cutoff Date, no Obligor had been identified on the records of HAFC (or any predecessor or Affiliate of HAFC, as applicable) as being the subject of a current bankruptcy proceeding; and

          (bb) as to which all funds have been fully advanced to the related Obligor in accordance with its terms.

                                     SCH-I-5

                                  Schedule II-A

            Schedule of Receivables (New) on File in Electronic Form
                             at Dewey Ballantine LLP


                                   SCH-II-A-1

                                  Schedule II-B

      Schedule of Receivables (Warehouse Trust) on File in Electronic Form
                             at Dewey Ballantine LLP


                                   SCH-II-B-1

                                    Exhibit A

                      Form of Master Servicer's Certificate

                                    Exhibit B

                                 Forms of Notes

                                    Exhibit C

                         Form of Investor Certification

                                                   Date:


[NAME OF INDENTURE TRUSTEE]
[Address]


Attention:
          Household Automotive Trust ________ Notes

          In accordance with Section 3.04 of the Series Supplement (the "AGREEMENT"), dated as of _______________, among the Master Servicer, the Issuer, the Seller, the Indenture Trustee, the Owner Trustee [and the Delaware Trustee] with respect to the Household Automotive Trust ________ Notes (the "NOTES"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a beneficial owner of $_________ in principal balance of the Notes.

          2.     The undersigned is requesting a password pursuant to
Section 3.04 of the Agreement for access to certain information (the "INFORMATION") on the Indenture Trustee's website.

          3. In consideration of the Indenture Trustee's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in connection with the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Indenture Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "REPRESENTATIVES") in any manner whatsoever, in whole or in part.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note pursuant to Section 5 of the Securities Act.

          5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Indenture Trustee for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.


                                        ----------------------------------
                                        Beneficial Owner


                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------
                                        Company:
                                                --------------------------
                                        Phone:
                                              ----------------------------


                                       C-2